Exhibit 10.2

Execution Version

JAMES C. CLEMMER
CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is entered into effective as of November 2, 2026 (the “Effective Date”), by and between AngioDynamics, Inc., a Delaware corporation (the “Company”), on the one hand, and James C. Clemmer, an individual (the “Consultant”), on the other hand.

WHEREAS, Consultant currently serves as the President and Chief Executive Officer of the Company;

WHEREAS, Consultant and the Company entered into that certain Transition and Retirement Agreement (the “Transition Agreement”), dated as of January 2, 2026, pursuant to which, on the earlier of (i) the appointment of a successor in the role of Chief Executive Officer of the Company and (ii) November 30, 2026, Consultant shall retire as President and Chief Executive Officer of the Company and its subsidiaries and shall transition to the role of consultant to the Company;

WHEREAS, the Company appointed a new President and Chief Executive Officer effective as of November 2, 2026; and

WHEREAS, the parties desire to enter into this Agreement whereby Consultant will continue to perform services for the Company as an independent contractor as contemplated in the Transition Agreement;

NOW, THEREFORE, in consideration of the promises, covenants and conditions herein contained, the parties mutually agree as follows:

1.           TERMINATION OF EMPLOYMENT AGREEMENT

1.1         Consultant’s employment with the Company shall terminate November 2, 2026, which shall also be the “Retirement Date” (as defined in the Transition Agreement).

2.           CONSULTING SERVICES.

2.1          The Company hereby engages Consultant to perform, and Consultant accepts such engagement and agrees to perform, the services described and defined in Schedule A hereof, as may be mutually amended by the parties from time to time during the Term (collectively the “Services”).  The Company shall provide such access to its information, property and any other resources as may be required in order to permit the Consultant to perform the Services.

3.           TERM AND TERMINATION.

3.1          Term. The Services shall commence on the Retirement Date and shall continue until the first anniversary of the Retirement Date (the “Term”), unless terminated earlier pursuant to the terms of this Agreement.

3.2         Termination.  Either party may terminate this Agreement prior to the end of the Term at any time, for or without cause, upon a 30-day written notice to the other party.

3.3        Effect of Termination.  If this Agreement is terminated by either party, then the Company shall pay Consultant such accrued and unreimbursed expenses and Fees as are outstanding as of the last day of Consultant’s service under this Agreement. In addition, if the Company terminates this Agreement prior to the end of the Term, the Company shall also pay Consultant a lump-sum payment for the balance of the Fees that would have been paid to Consultant had the Term not been terminated early.

4.           COMPENSATION.

4.1           Consulting Fee. $30,000 per month, payable in arrears (the “Fees”).

4.2         Expense Reimbursement. The Company shall reimburse Consultant for reasonable out-of-pocket expenses actually incurred by Consultant in the performance of the Services; provided, that any travel expenses must be pre-approved in writing by the Company.

5.           REPRESENTATIONS AND WARRANTIES.

5.1        Consultant represents and warrants that Consultant is free to enter into this Agreement and perform the Services. Consultant further represents and warrants that his performance of the Services does not breach any agreement that obligates him to keep in confidence any trade secrets or confidential information of any other party or to refrain from competing, directly or indirectly with the business of any other party.

6.           INDEPENDENT CONTRACTOR STATUS.

6.1      In performance hereunder, Consultant is an independent contractor. Consultant shall perform the Services according to Consultant’s own means and methods of work, which shall be in Consultant’s exclusive charge and control and shall not be subject to the control or supervision of the Company excepting as to the results of the work. The parties hereto agree that payments to be made by the Company to Consultant are for services as an independent contractor. The Company shall not make any deduction from the Fees or other compensation to be paid to Consultant, including but not limited to social security, withholding taxes, unemployment insurance and other such deductions. Consultant assumes full responsibility for all such taxes, contributions and assessments and for workers’ compensation insurance with respect to Consultant’s employees, agrees to indemnify the Company with respect thereto and agrees to meet all requirements which may be specified under regulations of administrative officials or bodies charged with enforcement of any relevant state or federal law. Consultant acknowledges and agrees that no representation is intended or made by the Company regarding the tax consequences, if any, of this Agreement and/or the payments made hereunder.

7.           CONDUCT OF CONSULTANT.

7.1         Return of Records. Consultant represents, agrees and warrants that all memoranda, notices, files, records, and other documents that Consultant makes or compiles during the Term that are directly related to the Services, or are made available to Consultant concerning the business of the Company that are otherwise not publicly available, shall be and are the Company’s property and shall be delivered to the Company at its request therefor.

7.2          Consultant’s Business Activities. Subject to Consultant’s ongoing obligations pursuant to Section 5 of the Transition Agreement, it is understood and agreed that Consultant may be engaging in other businesses, consulting, and investment activities during the Term.

7.3        Trade Pre-Clearance. Consultant acknowledges that during the performance of the Services, he may receive or gain access to material non-public information (“MNPI”) regarding the Company or third parties.  Consultant agrees not to use such MNPI other than in connection with this Agreement and agrees to abide by all applicable securities laws with respect to any such MNPI, including a prohibition on trading in securities on the basis of any such information.

8.           MISCELLANEOUS.

8.1       Notices.  Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or by overnight courier, or when hand delivered as follows:

AngioDynamics, Inc.
14 Plaza Drive
Latham, NY 12110
Attn: General Counsel
with a copy (which shall not constitute notice) to:
Hogan Lovells Cadwalader LLP
200 Liberty Street
New York, New York 10281
Attention:          William Mills
If to the Executive, at the Executive’s most recent address on the payroll records of the Company.
with a copy (which shall not constitute notice) to:
Duane Morris, LLP
22 Vanderbilt
355 Madison Ave., 23rd Floor
New York, New York 10017-4669
Attention:          John A. Nixon

Either of the parties hereto may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this Section 8.1.

8.2        Successors. This Agreement shall bind and inure to the benefit of the successors, permitted assigns, personal representatives, heirs or legatees of the respective parties; provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.

8.3       Amendment. This Agreement may be amended or modified at any time only by the written agreement signed by both the Company and Consultant.

8.4      Governing Law and Arbitration. Sections 12.I. and 12.J. of the Transition Agreement are hereby incorporated herein by reference.

8.5        Severability. In the event that any provision(s) of this Agreement shall be held invalid or unenforceable, such provision(s) shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

8.6       Assignment. Neither the Company nor Consultant may assign this Agreement, or any of their rights, obligations or duties herein, without the prior written consent of the other party, except that the Company may assign this Agreement to any successor (whether by merger, acquisition of equity interests, purchase or otherwise) to all or substantially all of the assets or business of the Company upon notice to Consultant.

8.7        Entire Agreement. This Agreement and Transition Agreement (which, for the avoidance of doubt, shall remain in full force and effect pursuant to its terms) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof. This Agreement and the Transition Agreement supersede all prior agreements, written or oral, and all contemporaneous oral agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof.

8.8        Tense and Headings.  Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

8.9        Counterparts.  The Agreement may be executed by one or more of the Parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument.  Each party hereto confirms that any facsimile copy or .pdf of such party’s executed counterpart of the Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

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IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.

AngioDynamics, Inc.

By:	/s/ Howard W. Donnelly
Name: Howard W. Donnelly
Title: Chairman of the Board, Director

CONSULTANT

/s/ James C. Clemmer
Name: James C. Clemmer

[James C. Clemmer – Consulting Agreement]

SCHEDULE A

Consult and advise the Company’s Chief Executive Officer and Chair of the Board regarding the transition of the new Chief Executive Officer’s role, the Company’s strategy and the Company’s engagement with shareholders and other stakeholders, each as requested or directed from time to time by the Chief Executive Officer and/or Chair of the Board.